Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE

QUARTER AND YEAR ENDED MARCH 2011

Year-over-Year Quarterly Highlights:

•                  Revenue increased 8.9%

•                  Same-store sales increased 5.3%

•                  Adjusted Operating Income increased 71%, to $17.7 million

•                  Adjusted Diluted Earnings Per Share increased 57% to $.85

HOUSTON, TEXAS — May 3, 2011 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its fourth quarter and year ended March 31, 2011.

Revenue for the March quarter was $258.1 million, an increase of 8.9%. The higher revenues resulted from a 5.3% improvement in same-store sales and the impact of acquisitions. Adjusted Operating Income for the March 2011 quarter increased 71%, to $17.7 million or 6.9% of revenue. Adjusted Net Income for the March 2011 quarter increased 56%, to $9.7 million. Adjusted Diluted Earnings Per Share for the March 2011 quarter were $.85. Adjusted EBITDA increased 30%, to $35.2 million for the March 2011 quarter.

Operating income was $16.4 million during the March 2011 quarter, compared to $1.5 million in the March 2010 quarter.  Net income for the March 2011 quarter was $8.9 million or $.78 diluted earnings per share, compared to $.9 million or $.08 diluted earnings per share for the same quarter last year.

Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “We continued to see improved operating performance this past year.  Adjusted Net Income for the year increased $16.9 million or 66%, on a 6.4% increase in revenues.  Throughout the year, we invested in our best-in-class solutions that create value for our customers, which, together with managing our costs, delivered improved results this year as well as for the fourth quarter.”

Mr. Davis continued, “As we look ahead to the coming year, we are encouraged by the improvement we are seeing in our markets.  We have the strongest competitive position in our history and will continue to add to and differentiate our offerings, manage our costs, and seek out quality acquisitions, in order to drive growth over the longer term.”

Mr. Davis concluded, “Based on current market conditions and the usual seasonal impacts, we expect the June quarter’s revenue to be in the range of $240 - $250 million which assumes year-over-

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER 2011 FINANCIAL RESULTS

year same-store sales growth of up to 5% along with incremental revenue from current year acquisitions. This should enable us to improve Adjusted Net Income in the June 2011 quarter compared to the prior year.”

Stock Repurchase Program Update

In November 2010, the Board of Directors authorized the purchase of up to an aggregate of $50 million of the Company’s common shares. During the quarter, the Company purchased 278,327 shares of its common stock for $14.6 million. Since the inception of the program, the Company has purchased 556,210 shares of its common stock for $27.7 million.

A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the Current Report on Form 8-K filed today with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.

Consolidated Graphics, Inc. will host a conference call tomorrow, Wednesday, May 4, 2011, at 11:00 a.m. Eastern Time, to discuss its fiscal 2011 fourth quarter and year-end results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, and Prague, and a presence in Asia, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections  prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.

Regulation G Reconciliation

This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, litigation and other charges, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill charges, litigation and other charges, share-based compensation expense, and non-cash foreign currency transaction net (gain)/loss, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income (loss) before goodwill charges, litigation and other charges, share-based compensation expense,  non-cash foreign currency transaction net (gain)/loss, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.

(Tables to follow)

# # #

CONSOLIDATED GRAPHICS, INC.

Consolidated Income Statements

(In thousands, except per share amounts, and unaudited)

	Three Months Ended March 31,				Year Ended March 31,
	2011	2010	Change		2011	2010	Change
			$	%			$	%
Sales	$258,106	$237,000	21,106	9	$1,054,040	$990,861	63,179	6
Cost of Sales	193,476	183,090	10,386	6	795,991	770,075	25,916	3
Gross Profit	64,630	53,910	10,720	20	258,049	220,786	37,263	17
Selling Expenses	22,548	22,325	223	1	91,626	91,378	248	0
General and Administrative Expenses(1)	25,114	22,335	2,779	12	95,185	88,091	7,094	8
Goodwill Impairment Charge	—	6,134	(6,134)	(100)	—	6,134	(6,134)	(100)
Litigation and Other Charges	530	1,439	(909)	(63)	(1,945)	7,210	(9,155)	(127)
Other Expense	42	145	(103)	(71)	237	357	(120)	(34)
Operating Income	16,396	1,532	14,864	970	72,946	27,616	45,330	164
Interest Expense, net	1,708	2,145	(437)	(20)	7,612	9,592	(1,980)	(21)
Income (Loss) before Taxes	14,688	(613)	15,301	nm	65,334	18,024	47,310	262
Income Tax Expense (Benefit)	5,740	(1,494)	7,234	nm	23,922	3,936	19,986	508
Net Income	$8,948	$881	8,067	916	$41,412	$14,088	27,324	194

Earnings Per Share
Basic	$.79	$.08			$3.63	$1.26
Diluted	$.78	$.08			$3.57	$1.23

Weighted Average Shares Outstanding
Basic	11,256	11,187			11,416	11,169
Diluted	11,532	11,550			11,598	11,453

Effective Income Tax Rate	39%	244%			37%	22%

(1) Share based compensation included in these expenses	$734	$1,082	$3,307	$5,031

nm- not meaningful

CONSOLIDATED GRAPHICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share amounts, and unaudited)

	March 31, 2011	March 31, 2010
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,710	$6,741
Accounts receivable, net	171,779	169,915
Inventories	50,888	48,879
Prepaid expenses	13,447	9,316
Deferred income taxes	10,787	17,294
Total current assets	250,611	252,145
PROPERTY AND EQUIPMENT, net	388,681	380,708
GOODWILL	27,124	24,226
OTHER INTANGIBLE ASSETS, net	19,376	22,647
OTHER ASSETS	12,691	7,509
	$698,483	$687,235
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$15,911	$22,235
Accounts payable	90,100	83,955
Accrued liabilities	81,501	88,174
Income taxes payable	—	9,417
Total current liabilities	187,512	203,781
LONG-TERM DEBT, net of current portion	154,161	159,321
OTHER LIABILITIES	13,820	14,729
DEFERRED INCOME TAXES, net	45,629	39,978
Total liabilities	401,122	417,809
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,072,053 and 11,211,216 issued and outstanding	110	112
Additional paid-in capital	170,547	166,094
Retained earnings	123,990	101,894
Accumulated other comprehensive income	2,714	1,326
Total shareholders’ equity	297,361	269,426
	$698,483	$687,235

Total debt	$170,072	$181,556
Debt-to-total capitalization	36%	40%

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2011	2010	2011	2010

Net income	$8,948	$881	$41,412	$14,088
Income tax expense (benefit)	5,740	(1,494)	23,922	3,936
Interest expense, net	1,708	2,145	7,612	9,592
Depreciation and amortization	17,555	16,925	68,928	69,704
Goodwill impairment charge	—	6,134	—	6,134
Litigation and other charges	530	1,439	(1,945)	7,210
Share-based compensation expense	734	1,082	3,307	5,031
Non-cash foreign currency transaction loss	42	145	237	357
Net (gain) loss from asset dispositions	(74)	(213)	(248)	1,646
Adjusted EBITDA	$35,183	$27,044	$143,225	$117,698

Net cash provided by operating activities	$44,477	$40,614	$79,656	$160,868
Capital expenditures	(12,798)	(6,558)	(47,245)	(28,244)
Proceeds from asset dispositions	1,043	4,057	3,905	7,163
Free Cash Flow	$32,722	$38,113	$36,316	$139,787

Operating income	$16,396	$1,532	$72,946	$27,616
Goodwill impairment charge	—	6,134	—	6,134
Litigation and other charges	530	1,439	(1,945)	7,210
Share-based compensation expense	734	1,082	3,307	5,031
Non-cash foreign currency transaction loss	42	145	237	357
Adjusted Operating Income	$17,702	$10,332	$74,545	$46,348
Adjusted Operating Margin	6.9%	4.4%	7.1%	4.7%

Net income	$8,948	$881	$41,412	$14,088
Goodwill impairment charge	—	6,134	—	6,134
Tax benefit of goodwill impairment charge	—	(2,392)	—	(2,392)
Litigation and other charges	530	1,439	(1,945)	7,210
Taxes on litigation and other charges	(207)	(561)	759	(2,812)
Share-based compensation expense, net of taxes	448	660	2,017	3,069
Non-cash foreign currency transaction loss, net of taxes	26	88	145	218
Adjusted Net Income	$9,745	$6,249	$42,388	$25,515

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2011	2010	2011	2010

Diluted earnings per share	$.78	$.08	$3.57	$1.23
Goodwill impairment charge	—	.53	—	.54
Tax benefit of goodwill impairment charge	—	(.21)	—	(.21)
Litigation and other charges	.05	.12	(.17)	.63
Taxes on litigation and other charges	(.02)	(.05)	.07	(.25)
Share-based compensation expense, net of taxes	.04	.06	.17	.27
Non-cash foreign currency transaction loss, net of taxes	—	.01	.01	.02
Adjusted Diluted Earnings Per Share	$.85	$.54	$3.65	$2.23